FOR IMMEDIATE RELEASE                                PRESS RELEASE
                                                     CONTACT:
JANUARY 6TH , 2004                                   HOWARD ULLMAN
                                                     954-474-0224

CHINA DIRECT TRADING CORP.  APPOINTS TWO EXPERIENCED CHINESE TRADE EXECUTIVES AS
                                 BOARD MEMBERS.

Davie, FL. - China Direct Trading Corp. (OTC Bulletin Board: CHDT) ("CHDT"), a global trader of products to and from Asia, appointed Susan Xu, current director of China Operations for CHDT in Beijing, and Lorenzo Lamadrid, an experienced twenty-year veteran of China-related business activities, to the CHDT Board. The appointments are effective as of January 6, 2005.

"These appointments strengthen our management's effectiveness in doing trade business in China as well as increasing our potential commercial contacts in China and the U.S.," said Howard Ullman, CHDT CEO, President and Chairman. "The appointments are part of an ongoing effort to bring key personnel who are capable of assisting us in expanding CHDT's business and sustaining growth," added Mr. Ullman.

SUSAN XU: Mrs. Xu is currently the general manager of Asia-European Bridge Corporation, Ltd. (AEB) in China. AEB specializes in international business transactions primarily in the high technology and raw materials sectors. Mrs. Xu also provides consulting services to foreign businesses that seek to do business in China. She currently oversees our Beijing operations. Mrs. Xu graduated in 1983 with a Bachelors degree from Yan Jing Overseas Chinese University. She served as a director of CHDT in 2002 and 2003.

LORENZO C. LAMADRID: Mr. Lamadrid is Managing Director of the Globe Development Group, LLC, a firm that specializes in the development of large-scale energy, power generation, transportation and infrastructure projects in China and provides business advisory services and investments with a particular focus on China.

Mr. Lamadrid is also a member of the International Advisory Board and the Executive Committee of Sirocco Aerospace, an international aircraft manufacturer and marketer. Additionally Mr. Lamadrid is a Director and founding partner of the Fairchild Capital Group, a firm specializing in basic industries and infrastructure investments in China.

Mr. Lamadrid was President and Chief Executive Officer of Arthur D. Little, Inc. based in Cambridge, MA. Before joining Arthur D. Little, Mr. Lamadrid was President of Western Resources International, Inc., a subsidiary of Western Resources, Inc., and Managing Director of The Wing Group, a subsidiary of Western Resources that develops large-scale international electric power projects.

Prior to joining Western Resources, Mr. Lamadrid was a Vice President at General Electric Company Aerospace, a $5.5 billion business, where he was responsible for International Operations ($1.2 billion in revenues), domestic marketing and business development activities ($4.3 billion in commercial and government revenues), and strategy development for the overall Aerospace Group. During his tenure, he led the turnaround of GE's international operations, led the transformation of the group into a global business, and capitalized on hidden technology capabilities through highly profitable new commercial business activities internationally.

While at GE, Mr. Lamadrid also served as Corporate Staff Executive for strategic planning and business development. Working closely with the office of the CEO (early in Jack Welch's tenure as Chairman), he was responsible for strategy development in GE's international operations, as well as for the company's overall international corporate strategy. Mr. Lamadrid also served on the Board of Directors of the General Electric Trading Company, GE/RCA Licensing Operation, Toshiba Electronic Systems Company (Japan), Ltd., and the Philadelphia World Affairs Council. Before joining GE, Mr. Lamadrid was a Senior Manager at The Boston Consulting Group. He was also a founding investor of the Boston Beer Company (brand name "Samuel Adams"). "Samuel Adams" is a registered trademark of the Boston Beer Company.

Mr. Lamadrid graduated magna cum laude with a dual bachelor's degree in Chemical Engineering and Administrative Sciences from Yale University, earned an M.S. in Chemical Engineering from the Massachusetts Institute of Technology, and an M.B.A. from the Harvard Business School.

RESIGNATION OF CORA WONG. The Board also accepted resignation from the Board by Cora Wong. Cora is moving back to China and joining an international investment company that does not permit service as a director of other companies, but Mrs. Wong will still remain as a consultant and a valued friend. Cora's resignation is effective as of January 6, 2005.

BUSINESS OF CHDT. CHDT is a holding company that engages through its operating subsidiaries in global trading company and business development assisting U.S. companies that desire to move production to or make investments in China and helping Chinese firms grow through U.S. distribution networks and third-party financial support. For information about CHDT's products, please visit www.chinadirecttradingco.com.

FORWARD-LOOKING STATEMENTS: THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ALTHOUGH CHDT AND ITS SUBSIDIARIES BELIEVE THAT THE ASSUMPTIONS UPON WHICH SUCH FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, THEY CAN GIVE NO ASSURANCE THAT THESE ASSUMPTIONS WILL PROVE TO BE CORRECT. MANY FACTORS ARE BEYOND THE CHDT'S AND ITS SUBSIDIARIES' CONTROL. THESE FACTORS INCLUDE COMPETITION WITH OTHER COMPANIES THAT HAVE SUPERIOR RESOURCES AND GREATER MARKET SHARE THAN CHDT'S SUBSIDIARIES, POLITICAL OR TRADE DISPUTES BETWEEN U.S. AND CHINA, IMPACT OF TERRORISM ON U.S.-CHINESE TRADE, UNCERTAINTIES ABOUT FUTURE CHINESE COMMERCIAL AND REGULATORY ENVIRONMENT, GENERAL ECONOMIC CONDITIONS, IMPACT OF CURRENCY EXCHANGE RATES, ABILITY OF CHINA TO SUSTAIN ITS ECONOMIC GROWTH AND ACTS OF GOD. IMPORTANT
FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CHDT'S PROJECTIONS AND EXPECTATIONS ARE DISCLOSED IN THE CHDT'S EXISTING AND FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE EXPRESSLY QUALIFIED BY SUCH CAUTIONARY STATEMENTS AND BY REFERENCE TO THE UNDERLYING ASSUMPTIONS.